Exhibit 99.1

authID Reports Financial and Operating Results for the Quarter Ended March 31, 2023

Management to Host Conference Call Today at 5:30 p.m. EDT

DENVER, May 11, 2023 (GLOBE NEWSWIRE) -- authID® [Nasdaq: AUID] a leading provider of secure identity authentication solutions today reported financial and operating results for the quarter ended March 31, 2023.

“Balancing uncompromised cybersecurity with an easy user experience, authID’s biometric identity technology delivers the enhanced, non-repudiable authentication needed to protect both workforce and consumer applications against identity fraud and cyberattacks associated with compromised credentials,” said CEO Rhon Daguro.

“With exponential growth predicted for digital transactions, the authID team is focused on achieving market momentum by delivering the faster, frictionless, and accurate user identity solutions on which highly secure enterprises and digital commerce will be built,” concluded Daguro.

Financial Results for the First Quarter Ended March 31, 2023:

The following highlights comprise results from continuing operations.

●	Total revenue was $0.04 million for the first quarter ended March 31, 2023, compared with $0.2 million for the first quarter of 2022. The reduction was primarily attributed to revenue from a legacy authentication product that was discontinued in April 2022.

●	Loss for the three-month period in 2023 was $5.2 million, of which non-cash and one-time severance charges were $3.0 million, compared with a loss of $5.1 million, of which non-cash and one-time severance charges were $2.3 million, for the comparable period in 2022.

●	Net loss per share was $0.21 for the first quarter ended March 31, 2023, compared with net loss per share of $0.22 for the first quarter of 2022.

●	Adjusted EBITDA loss improved to $2.2 million for the first quarter ended March 31, 2023, compared with an Adjusted EBITDA loss of $2.8 million for the first quarter of 2022, primarily due to cost savings from the restructuring plan executed in the first quarter of 2023.

●	In March, the Company secured financing of up to $3.6 million under a facility agreement with Stephen J. Garchik, and completed a $0.9 million initial drawdown before fees, and expenses.

Please refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights for the First Quarter of 2023:

●	Appointed Rhon Daguro as Chief Executive Officer and Joe Trelin as Chairman of the Board.

●	Appointed four new directors to the authID Board including Rhon Daguro, Ken Jisser, Thomas Szoke and Michael Thompson, joining Directors Michael Koehneman and Jacqueline White.

●	Named for the second year in a row “Best ID Management Platform” by Fintech Breakthrough Awards.

●	Expanded the reach of its Verified CloudConnect ecosystem with the Okta Workforce Identity Cloud and Okta/Auth0 Customer Identity Cloud, and BeyondTrust’s Privilege Management for Windows & Mac solution. Through these OpenID Connect pre-integrations with key Identity Access providers, authID’s solutions are now easily available through low-code integration by a larger group of organizations needing to secure workforce and consumer applications.

About authID Inc.

At authID (Nasdaq: AUID), We Are Digital Identity®. authID provides secure identity verification and authentication through Verified™, an easy-to-integrate strong authentication platform. Verified combines document-based identity verification with strong FIDO2 passwordless device authentication and cloud biometrics to deliver identity-first cybersecurity for both workforce and consumer applications. Powered by sophisticated biometric and artificial intelligence technologies, authID establishes trusted digital identities, binds an identity to provisioned devices, and eliminates the risks of passwords to deliver the faster, frictionless, and accurate user identity solutions demanded by today’s digital ecosystem. For more information, go to www.authID.ai.

authID Media Contact

Graham N. Arad
General Counsel
InvestorRelations@authid.ai

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to successfully implement its cost-saving initiatives; the Company’s ability to realize the anticipated benefits of changes to its operations; the terms that its lender may require for any drawdowns under the Facility Agreement; the Company’s ability to attract and retain customers; the Company’s ability to compete effectively; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic, inflationary pressures, rising energy prices, increases in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2022 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) income tax expense, (4) depreciation and amortization, (5) stock-based compensation expense and (6) severance and certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended March 31,
	2023	2022

Loss from continuing operations	$(5,220,239)	$(5,104,208)

Addback:

Interest expense, debt discount and debt issuance costs amortization expense	800,073	32,857
Other expense (income)	-	(1,456)
Severance expenses	811,041	150,000
Depreciation and amortization	76,017	215,476
Taxes	-	4,972
Non-cash recruiting fees	492,000	-
Stock compensation	840,021	1,866,989
Adjusted EBITDA continuing operations (Non-GAAP)	$(2,201,087)	$(2,835,370)

AUTHID INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022

Revenues:
Verified software license	$35,778	$35,493
Legacy authentication services	2,078	129,559
Total revenues, net	37,856	165,052

Operating Expenses:

General and administrative	3,276,191	3,643,909
Research and development	1,105,814	1,373,502
Depreciation and amortization	76,017	215,476
Total operating expenses	4,458,022	5,232,887

Loss from continuing operations	(4,420,166)	(5,067,835)

Other (Expense) Income
Interest expense including debts issuance costs amortization	(800,073)	(32,857)
Other income	-	1,456
Other expense, net	(800,073)	(31,401)

Loss from continuing operations before income taxes	(5,220,239)	(5,099,236)

Income tax expense	-	(4,972)

Loss from continuing operations	(5,220,239)	(5,104,208)

Loss from discontinued operations	(2,255)	(196,520)

Net loss	$(5,222,494)	$(5,300,728)

Net Loss Per Share - Basic and Diluted
Continuing operations	$(0.21)	$(0.22)
Discontinued operations	$(0.00)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	25,325,154	23,563,852

AUTHID INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current Assets:
Cash	$1,587,982	$3,237,106
Accounts receivable, net	55,391	261,809
Other current assets	425,024	729,342
Current assets held for sale	64,671	118,459
Total current assets	2,133,068	4,346,716

Other Assets	-	250,383
Intangible Assets, net	490,242	566,259
Goodwill	4,183,232	4,183,232
Non-current assets held for sale	23,685	27,595
Total assets	$6,830,227	$9,374,185

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,871,443	$1,154,072
Deferred revenue	73,869	81,318
Current liabilities held for sale	17,795	13,759
Total current liabilities	1,963,107	1,249,149
Non-current Liabilities:
Credit facility, net	458,800	-
Convertible debt, net	7,983,896	7,841,500
Accrued severance liability	325,000	-
Total liabilities	10,730,803	9,090,649

Stockholders’ (Deficit) Equity:
Common stock, $0.0001 par value, 250,000,000 shares authorized; 25,864,437 and 25,319,095 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2,587	2,532
Additional paid in capital	141,317,627	140,255,234
Accumulated deficit	(145,352,653)	(140,130,159)
Accumulated comprehensive income	131,863	155,929
Total stockholders’ (deficit) equity	(3,900,576)	283,536
Total liabilities and stockholders’ (deficit) equity	$6,830,227	$9,374,185

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